Exhibit 99.1

IN THE UNITED STATES DISTRICT COURT FOR THE
EASTERN DISTRICT OF VIRGINIA
Alexandria Division

SPRINT NEXTEL CORP., Plaintiff, v. NEW ICO SATELLITE SERVICES G.P., et al., Defendants.	) ) ) ) ) ) ) ) ) )	1:08cv651 (LMB/TRJ)

ORDER

For the reasons stated in open court, defendant New ICO Satellite Services’s Amended Motion to Dismiss the Complaint for Failure to State a Claim [22] is DENIED and defendant Terrestar Networks’s Motion to Dismiss the Complaint for Failure to State a Claim and on the Alternative Grounds of Failure to Exhaust Administrative Remedies and Primary Jurisdiction [16] is GRANTED IN PART; and DENIED IN PART; and its is hereby
ORDERED that all claims in this civil action be and are referred to the Federal Communications Commission for resolution; and it is further
ORDERED that all proceedings before this Court be and are stayed pending further decision of the Federal Communication Commission.

The Clerk is directed remove this civil action from the active docket of the Court and to forward copies of this Order to counsel of record.
    Entered this 29th day of August, 2008.

Alexandria, Virginia

/s/ Leonie M. Brinkema
Leonie M. Brinkema
United States District Judge